Exhibit 99.1

Adelina: 4702663

ROCKET ONE APPOINTS MAJOR GENERAL

MALCOLM B. FROST (RET.) TO SPACE AND DEFENSE ADVISORY BOARD

Former U.S. Army Major General Brings Decades of National Security, Strategic Operations, and Defense Leadership Experience to Support Rocket One's Expansion into AI Infrastructure for Space, and Defense Applications

HOBOKEN, NJ — June 3, 2026 — (Nasdaq: RKTO) Rocket One, Inc. ("Rocket One" or the "Company"), a technology company focused on next-generation AI computing, advanced semiconductor technologies, and space and defense applications, today announced the appointment of Major General Malcolm B. Frost (Ret.) to its Space and Defense Advisory Board.

General Frost brings nearly four decades of military, national security, and leadership experience, including 31 years of distinguished service in the United States Army. Throughout his career, he held senior operational, strategic, and communications leadership positions across the Indo-Pacific, Middle East, Europe, and the United States.

"General Frost's experience leading large-scale military operations, strategic planning initiatives, and national defense programs makes him an exceptional addition to Rocket One's advisory board," said Robb Knie, Chief Executive Officer of Rocket One. "As we pursue opportunities at the intersection of artificial intelligence, advanced computing, space infrastructure, and defense technologies, his leadership and insight will help guide our long-term strategy and strengthen our relationships across the defense and national security ecosystem."

During his military career, General Frost served as Chief of Public Affairs for the U.S. Army, leading strategic communications for an organization of approximately 1.5 million personnel. He also served as Deputy Director for Operations at the Department of Defense's National Military Command Center and as Director of Operations for U.S. Army Pacific, overseeing operational planning, security cooperation initiatives, and multinational military exercises throughout the Indo-Pacific region.

In his final Army assignment, General Frost led the Army's Initial Entry Training enterprise, overseeing the transformation of approximately 130,000 civilian volunteers into soldiers annually while also helping lead the Army's holistic health and fitness modernization efforts.

"I am excited to join Rocket One's Space and Defense Advisory Board at a time when advanced computing, artificial intelligence, and resilient infrastructure are becoming increasingly important to national security," said General Frost. "Rocket One is pursuing technologies that have the potential to support future defense, aerospace, and space-based computing applications, and I look forward to contributing to the Company's strategic growth."

Rocket One is developing a platform focused on advanced computing technologies designed to address emerging opportunities in artificial intelligence acceleration, radiation-tolerant computing, space systems, and defense applications. The Company believes that increasing demand for secure, energy-efficient, and resilient computing infrastructure will create opportunities across both commercial and government markets.

General Frost currently serves as a corporate advisor, executive coach, keynote speaker, and board member for public and private organizations spanning artificial intelligence, defense, healthcare, energy, and strategic communications sectors. He is a graduate of the United States Military Academy at West Point and holds advanced degrees in Human Resources Development and National Security Strategy.

About Rocket One Inc.

Rocket One Inc. is focused on developing and commercializing infrastructure for the orbital economy, including next-generation nanomagnetic AI chip technology designed for radiation-tolerant, energy-constrained environments such as low-Earth orbit, deep-space platforms, and defense systems. The Company holds exclusive rights to certain technologies, including a nanomagnetic matrix multiplier architecture intended as a hardware accelerator for machine learning and AI workloads, and related magnetic memory technology with potential applications in radiation-tolerant computing for defense and space systems. The Company is also positioned to pursue opportunities in nano-launch systems and nanosatellite deployment. The Company's biotechnology pipeline, including, but not limited to, HT-001, HT-KIT, HT-ALZ, and its GDNF-based metabolic program, will continue to be advanced under a wholly owned subsidiary.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements regarding the Company's strategic repositioning, the development potential of the licensed technologies, the suitability of those technologies for orbital, defense, and other applications, anticipated future operations and market opportunities. You should not place reliance on these forward-looking statements, which include words such as "could," "believe," "anticipate," "intend," "estimate," "expect," "may," "continue," "predict," "potential," "project" or similar terms, variations of such terms, or the negative of those terms. There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements. These forward-looking statements are based on the Company's current expectations and assumptions and are subject to numerous risks and uncertainties, including, without limitation: the early-stage nature of the licensed technologies, which have not been fabricated as integrated devices, validated in space environments, or qualified for any commercial or government program, and the absence of any commercial product; the substantial additional capital the Company will require to fabricate, test, and qualify the licensed technologies, including for radiation tolerance and space deployment; the long development timelines associated with novel semiconductor and materials platforms; competition from larger, better-funded and well recognized companies in the semiconductor, AI hardware, space, and defense computing sectors; the Company's ability to recruit qualified leadership and technical personnel in nanomagnetic devices, semiconductor engineering, and aerospace systems; the Company's ability to comply with diligence milestones under the Virginia Commonwealth University license agreements, the failure of which could result in loss of license rights; intellectual property risks; export control and government contracting risks associated with defense and space applications; and the risks inherent in a strategic pivot. Additional risk factors are described in the Company's filings with the Securities and Exchange Commission ("SEC") including the Company's most recent Annual Report on Form 10-K and the Company's other filings made with the SEC. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee such outcomes. The Company may not realize its expectations, and its beliefs may not prove correct. All such statements speak only as of the date made. Consequently, forward-looking statements should be regarded solely as the Company's current plans, estimates, and beliefs. Investors should not place undue reliance on forward-looking statements. The Company cannot guarantee future results, events, levels of activity, performance, or achievements. The Company does not undertake and specifically declines any obligation to update, republish, or revise any forward-looking statements to reflect new information, future events, or circumstances or to reflect the occurrences of unanticipated events, except as may be required by applicable law.

Investor Contact

LR Advisors LLC

Email: investorrelations@rocketone.space

Phone: (678) 570-6791

www.rocketone.space